EXHIBIT 4.1

                                       July 12, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC   20549

      RE:  Carnival Corporation
           Commission File No. 1-9610

Gentlemen:

     Pursuant to Item 601(b)(4)(iii) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, Carnival Corporation (the "Company") hereby agrees to furnish copies of certain long-term debt instruments to the Securities and Exchange Commission upon the request of the Commission, and , in accordance with such regulation, such instruments are not being filed as part of the Annual Report on Form 10-K of the Company for its fiscal year ended November 30, 1994 or 1995.

                                          Very Truly Yours,

                                          CARNIVAL CORPORATION


                                          Arnaldo Perez
                                          Acting General Counsel